Exhibit 99.1

Intrusion Inc. Announces $7.5 Million Registered Direct Offering

PLANO, TX, January 6, 2025 - Intrusion Inc. (NASDAQ: INTZ) (the “Company”), a leader in cyberattack prevention solutions, today announced that it has entered into a definitive agreement with a single institutional investor for the purchase and sale of 653,000 shares of common stock at a purchase price of $3.05 per share and 1,806,016 prefunded warrants to purchase up to 1,806,016 shares of common stock at a purchase price of $3.0499 per prefunded warrant in a privately negotiated registered direct offering. The prefunded warrants are immediately exercisable at an exercise price of $0.0001 per share of common stock. Aggregate gross proceeds to the Company are expected to be approximately $7.5 million. The transaction is expected to close on or about January 7, 2025.

The Company intends to use the net proceeds for general corporate purposes, which may include, but is not limited to, the repayment of existing indebtedness, working capital, capital expenditures, acquisitions and other investments.

“This transaction, coupled with the actions we have taken over the past several days to convert all of the Preferred Series A stock belonging to a single institutional investor to common stock and the funds raised from our ATM program and SEPA arrangements, ensures that Intrusion has sufficient capital to fund its operations through fiscal year 2025 and beyond, and eliminates the need to raise additional capital in 2025,” said Tony Scott, CEO of Intrusion.

Anthony, Linder & Cacomanolis, PLLC is acting as U.S securities counsel to the Company.

The shares described above are being sold by Intrusion Inc. pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described therein, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working exclusively with government entities, the Company released its first commercial product in 2021. Intrusion Shield is designed to allow businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known malicious or unknown connections from both entering or exiting a network to help protect against Zero-Day and ransomware attacks. Incorporating Intrusion Shield into a network can elevate an organization’s overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitation, our expectations for positive results from our recent sales, marketing, and strategic initiatives, which statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including the risk that our recent sales, marketing, and strategic efforts will not result in increased product awareness or sales of our Intrusion Shield. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, the risk that this financing fails to provide the needed capital for the Company to execute its current business strategies, the Company does not achieve the anticipated results from its current sales, marketing, operational, and product development initiatives, as well as risks that we have detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.